Exhibit 15.1 (Part 1 of 2)

April 22, 2022

Project 1223310

Ing. Octavio Romero Oropeza

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 44

Colonia Verónica Anzures

Alcaldía Miguel Hidalgo

11300 Ciudad de México, México

Dear Ing. Octavio Romero Oropeza:

We hereby consent to all references to our firm as set forth in the Annual Report on Form 20-F of Petróleos Mexicanos (“Pemex”) for the year ending December 31, 2021 (the “Form 20-F”), under the headings “Presentation of Information Concerning Reserves,” “Item 4. Information on the Company – Business Overview – Exploration and Production – Reserves,” and “Item 19. Exhibits. Documents filed as exhibits to this Form 20-F,” and to the filing of our audit letter dated April 22, 2022, as an exhibit to the Form 20-F. We have audited the estimates of Pemex’s proved oil, condensate, natural gas, and oil equivalent reserves, as of December 31, 2021, for 47 fields located in the Abkatún-Pol-Chuc and Litoral de Tabasco business units in the Southeastern offshore region of Mexico. These estimates were prepared by Pemex Exploración y Producción in accordance with the reserves definitions of Regulation S-X Rule 4-10(a) of the U.S. Securities and Exchange Commission.

Sincerely,

GLJ LTD.

/s/ Patrick A. Olenick

Patrick A. Olenick, P. Eng.

Vice President

PAO/ljn

Attachments

Exhibit 15.1 (Part 2 of 2)

April 22, 2022

Project 1223310

Ing. Octavio Romero Oropeza

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 44

Colonia Verónica Anzures

Alcaldía Miguel Hidalgo

11300 Ciudad de México, México

Dear Ing. Octavio Romero Oropeza:

We hereby consent to all references to our firm as set forth in the Annual Report on Form 20-F of Petróleos Mexicanos (“Pemex”) for the year ending December 31, 2021 (the “Form 20-F”), under the headings “Presentation of Information Concerning Reserves,” “Item 4. Information on the Company – Business Overview – Exploration and Production – Reserves,” and “Item 19. Exhibits. Documents filed as exhibits to this Form 20-F,” and to the filing of our audit letter dated April 22, 2022, as an exhibit to the Form 20-F. We have audited the estimates of Pemex’s proved oil, condensate, natural gas, and oil equivalent reserves, as of December 31, 2021, for 100 fields located in the Poza Rica-Altamira business unit in the Northeastern region of Mexico. These estimates were prepared by Pemex Exploración y Producción in accordance with the reserves definitions of Regulation S-X Rule 4-10(a) of the U.S. Securities and Exchange Commission.

Sincerely,

GLJ LTD.

/s/ Patrick A. Olenick

Patrick A. Olenick, P. Eng.

Vice President

PAO/ljn

Attachments